UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 10, 2016

ADVERUM BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Adverum Biotechnologies, Inc. (the “Company”) announced today that Leone Patterson has been appointed as the Company’s Chief Financial Officer, effective June 15, 2016, or at such later date determined by mutual agreement (the “Commencement Date”). Ms. Patterson will also assume the duties of the Company’s Principal Financial Officer.

Ms. Patterson served as the Chief Financial Officer of Diadexus, Inc., a publicly held diagnostics company, from March 2015 to June 2016. Prior to that, Ms. Patterson was vice president and Chief Financial Officer of Transcept Pharmaceuticals, Inc., a publicly held biopharmaceutical company, from June 2012 until it was acquired in a reverse merger with Paratek Pharmaceuticals Inc. on October 30, 2014. From November 2010 to June 2012, Ms. Patterson served as vice president and global corporate controller of NetApp, Inc., a publicly held data management and storage company. From July 2007 to November 2010, Ms. Patterson was vice president of finance at Exelixis, Inc, a publicly held biopharmaceutical company. Before Exelixis, Ms. Patterson served as vice president of global business planning and analysis of the Vaccines and Diagnostics Division of Novartis AG, a biopharmaceutical company, from April 2006 to July 2007. From 1999 to 2006, she held several positions, including vice president, corporate controller at Chiron, a biotechnology company. From 1989 to 1999, Ms. Patterson worked in the audit practice of accounting firm KPMG where she held various positions including senior manager. Ms. Patterson earned a B.S. in business administration and accounting from Chapman University and an executive MBA from St. Mary’s College. Ms. Patterson is also a Certified Public Accountant (inactive status).

There are no family relationships between Ms. Patterson and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Ms. Patterson and any other persons pursuant to which she was selected as Chief Financial Officer. Ms. Patterson has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Financial Officer of the Company, Ms. Patterson and the Company have entered into an at-will employment agreement dated June 10, 2016 (the “Offer Letter”). Under the terms of the Offer Letter, Ms. Patterson will receive an annual base salary of $340,000 and will be eligible for an annual target bonus equal to 40% of her base salary earned during the bonus year based on the attainment of certain individual and corporate performance objectives to be determined by the Company’s management each year.

In addition, pursuant to the terms of the Offer Letter, on the Commencement Date the Company will grant Ms. Patterson a stock option to purchase 200,000 shares of the Company’s common stock (the “Option”) and a restricted stock unit award that may be settled for 100,000 shares of the Company’s common stock (the “RSU Award”), in each case pursuant to the inducement grant exception under NASDAQ Rule 5635(c)(4) and not pursuant to the Company’s 2014 Equity Incentive Award Plan or any equity incentive plan of the Company, as an inducement that is material to Ms. Patterson in connection with her employment with the Company. The Option will have a per share exercise price equal to the closing sales price of the Company’s common stock on NASDAQ on the Commencement Date. The Option will vest as to 25% of the total shares subject to the Option on the first anniversary of the Commencement Date, and as to 1/48 of the total shares subject to the Option each month thereafter, so that the Option will be fully vested and exercisable as of the fourth anniversary of the Commencement Date. The RSU Award will vest as to 25% of the total shares subject to the RSU Award on each yearly anniversary of the Commencement Date, so that all shares subject to the RSU Award will be fully vested and released as of the fourth anniversary of the Commencement Date.

The Company will also enter into its standard proprietary information and invention assignment agreement with Ms. Patterson.

Concurrently with the execution of the Offer Letter, the Company and Ms. Patterson entered into a Change in Control and Severance Agreement (the “Severance Agreement”), to take effect as of the Commencement Date. Pursuant to the Severance Agreement, in the event of a termination without Cause or a Constructive Termination (each as defined in the Severance Agreement) more than three months prior to a Change in Control (as defined in the Severance Agreement) or more than twelve months after a Change in Control, Ms. Patterson will be entitled to (i) nine months of base salary and (ii) up to nine months of continued healthcare coverage. In the event of a termination without Cause or a Constructive Termination, in each case, within the period commencing three months prior to a Change in Control and ending twelve months following a Change in Control, Ms. Patterson will be entitled to (i) an amount equal to the sum of (x) twelve months of base salary and (y) a prorated target annual bonus for the year in which such termination occurs, payable in a lump sum, (ii) up to 12 months of continued healthcare coverage and (iii) the accelerated vesting of all of her outstanding equity awards. The benefits described above are conditioned upon Ms. Patterson executing and not revoking a release of claims against the Company.

In connection with Ms. Patterson’s appointment, Paul B. Cleveland will no longer serve as the Company’s interim Chief Financial Officer and Principal Financial Officer, effective as of the Commencement Date. Mr. Cleveland will continue to serve as the Company’s Chief Executive Officer and as a director of the Company.

The foregoing descriptions of the Offer Letter and Severance Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed hereto, respectively, as Exhibits 10.1 and 10.2.

Item 7.01 Regulation FD Disclosure.

On June 13, 2016, the Company issued a press release (the “Press Release”) announcing the Compensation Committee’s appointment of Ms. Patterson as the Company’s Chief Financial Officer, effective June 15, 2016 or at a later date determined by mutual agreement. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated June 10, 2016, by and between Adverum Biotechnologies, Inc. and Leone Patterson.

Exhibit No.	Description

10.2	Change in Control and Severance Agreement, dated June 10, 2016, by and between Adverum Biotechnologies, Inc. and Leone Patterson.

99.1	Press Release, dated June 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2016	ADVERUM BIOTECHNOLOGIES, INC.

	By:	/s/ Paul B. Cleveland
Paul B. Cleveland, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated June 10, 2016, by and between Adverum Biotechnologies, Inc. and Leone Patterson.

10.2	Change in Control and Severance Agreement, dated June 10, 2016, by and between Adverum Biotechnologies, Inc. and Leone Patterson.

99.1	Press Release, dated June 13, 2016.